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                                                                   Exhibit 10.68


   ROGUE WAVE(R) STINGRAY(R) LICENSE TERMS AND CONDITIONS (REV. 10-JUNE-2003)

THE FOLLOWING TERMS AND CONDITIONS CREATE A SOFTWARE LICENSE AGREEMENT ("LICENSE AGREEMENT") BETWEEN ROGUE WAVE SOFTWARE, INC. (REFERRED TO AS "ROGUE WAVE") AND THE INDIVIDUAL OR SINGLE ENTITY REFERRED TO HEREIN AS "YOU" OR "LICENSEE" FOR THE "LICENSED SOFTWARE" (AS DEFINED BELOW). PLEASE READ THESE LICENSE TERMS AND CONDITIONS CAREFULLY BEFORE INSTALLING OR USING THE LICENSED SOFTWARE. ROGUE WAVE IS WILLING TO GRANT LICENSEE THE FOLLOWING LICENSE TO USE THE LICENSED SOFTWARE ACCORDING TO THE TERMS AND CONDITIONS OF THIS LICENSE AGREEMENT ONLY ON THE CONDITION THAT LICENSEE ACCEPTS ALL TERMS AND CONDITIONS IN THIS LICENSE AGREEMENT.

IF THE LICENSED SOFTWARE IS AN UPDATED OR NEW VERSION OF ANY SOFTWARE FOR WHICH YOU HAVE PREVIOUSLY EXECUTED A WRITTEN SOFTWARE LICENSE AGREEMENT WITH ROGUE WAVE ("ORIGINAL SOFTWARE LICENSE AGREEMENT"), THE TERMS AND CONDITIONS OF SUCH ORIGINAL SOFTWARE LICENSE AGREEMENT SHALL APPLY AND SUPERCEDE THE TERMS OF THIS LICENSE AGREEMENT. IN ALL OTHER CASES THE TERMS OF THIS LICENSE AGREEMENT SHALL APPLY AND THESE LICENSE TERMS AND CONDITIONS WILL CONSTITUTE THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDES ANY AND ALL PREVIOUS COMMUNICATIONS, REPRESENTATIONS OR AGREEMENTS, WHETHER WRITTEN OR ORAL, WITH RESPECT TO THE SUBJECT MATTER HEREOF. ANY TERM OR CONDITION IN ANY PURCHASE ORDER OR OTHER DOCUMENT FURNISHED BY LICENSEE THAT IS IN ADDITION TO OR INCONSISTENT WITH THIS LICENSE AGREEMENT IS HEREBY EXPRESSLY REJECTED. THE LICENSED SOFTWARE IS LICENSED AND NOT SOLD.

BY CLICKING ON THE "ACCEPT" BUTTON BELOW, OR BY INSTALLING OR USING THE LICENSED SOFTWARE, YOU ACKNOWLEDGE THAT YOU HAVE READ THIS LICENSE AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY IT. IF You DO NOT AGREE TO ANY OF THE TERMS AND CONDITIONS BELOW, ROGUE WAVE IS UNWILLING TO LICENSE THE LICENSED SOFTWARE TO YOU, AND YOU SHOULD CLICK ON THE "DO NOT ACCEPT" BUTTON BELOW TO DISCONTINUE THE INSTALLATION PROCESS. IN SUCH CASE, YOU MAY, WITHIN TEN (10) DAYS AFTER YOUR RECEIPT OF THE LICENSE SOFTWARE, RETURN IT, ALONG WITH ITS ORIGINAL PACKAGING AND PROOF OF PURCHASE, AND YOU WILL RECEIVE A REFUND OF THE PURCHASE PRICE.

1. DEFINITIONS.

1.1 "APPLICATION" means a software application that makes use of or incorporates the RW Libraries in its implementation without exposing any part of the Licensed Software application programming interface either directly or indirectly.

1.2 "LICENSED DEVELOPER" means an individual software developer, employed by or under contract to Licensee, whom Licensee has designated as a "Licensed Developer," and for whom Licensee has paid the applicable per product or per module license fees required to authorize such person to use such products or modules to develop Applications on Licensee's behalf.

1.3 "LICENSED SOFTWARE" means the Rogue Wave software components, in source code or binary form, for which Licensee has paid the applicable per product or per module license fees, together with the user guides, build guides, reference manuals and other documentation accompanying such software components or otherwise made available by Rogue Wave (collectively, the "Documentation"), any executables delivered with the software components and any modified or updated versions of any of the foregoing made available to Licensee pursuant to Licensee's purchase of Maintenance and Support.

1.4 "MAINTENANCE AND SUPPORT" means the technical support and software maintenance services on the Licensed Software for which Licensee has paid the applicable fees.

1.5 "RW LIBRARIES" means any Licensed Software library, in binary form, intended to be embedded in an Application or used in the execution of an Application.

2. LICENSE GRANTS.

2.1 DEVELOPMENT LICENSE GRANT. Subject to the terms and conditions of this License Agreement, Rogue Wave grants to Licensee a nonexclusive, nontransferable, perpetual, limited right and license to: (a) permit Licensed Developers to install and use the Licensed Software, on a per product or per module basis, for the sole purpose of creating Applications; (b) permit a reasonable number of other persons employed by or under contract to Licensee to install and use the Licensed Software for the sole purpose of building the RW Libraries, and to use the RW Libraries for the sole purpose of linking, compiling or testing Applications created by Licensed Developers; and (c) copy or have copied the Licensed Software and RW Libraries as necessary for the purpose of exercising the rights granted under this Section 2.1 or for back-up or disaster recovery purposes, provided, that Rogue Wave's copyright notice and other proprietary rights notices are reproduced on each copy.

2.2 DEPLOYMENT AND DISTRIBUTION LICENSE GRANT. Subject to the terms and conditions of this License Agreement, Rogue Wave grants to Licensee a nonexclusive, nontransferable, perpetual, royalty-free, limited right and license to: (a) install and use the RW Libraries in connection with the execution of Applications created in compliance with Section 2.1, on CPUs owned or leased by Licensee or contractors under Licensee's control, which are located at facilities owned or leased by Licensee or contractors under Licensee's control; (b) distribute and grant to Licensee's customers pursuant to a license agreement at least as protective of the rights of Rogue Wave as this License Agreement the right to install and use the RW Libraries in connection with the execution of Applications created in compliance with Section 2.1, on CPUs owned or leased by such customers or contractors under such customers' control, which are located at facilities owned or leased by such customers or contractors under such customers' control; and (c) copy or have copied the RW Libraries embedded in or used in the execution of Applications as necessary for the purpose of exercising the rights granted under this Section 2.2 or for back-up or disaster recovery purposes, provided, that Rogue Wave's copyright notice and other proprietary rights notices are reproduced on each copy.

3. LICENSE RESTRICTIONS AND LICENSEE RESPONSIBILITIES.

3.1 DEVELOPMENT RESTRICTIONS. The development rights granted to Licensee in
Section 2.1 may only be exercised by individual developers employed by or under contract to Licensee that Licensee has designated as "Licensed Developers" and for whom Licensee has paid the applicable per product or per module development license fees. If one Licensed Developer ceases to be employed by or under contract to Licensee or permanently ceases work on projects involving the Licensed Software, then Licensee may designate an alternate developer to replace such Licensed Developer at no additional cost. However, the development license is not a concurrent license that may be used by numerous developers in shifts. Licensee may not create a programmatic interface that makes use of the Licensed Software application programming interfaces for use by any party other than Licensed Developers and must ensure that persons other than Licensed Developers do not have programmatic access to the Licensed Software or RW Libraries either directly or indirectly. Nothing herein shall grant Licensee the right to grant its customers the right to programmatically use or grant others the right to programmatically use the Licensed Software or RW Libraries.

3.2 GENERAL USE LIMITATIONS. All rights not specifically granted herein are retained by Rogue Wave. Licensee may not, nor may Licensee permit any other person or entity to use, copy, modify, or distribute the Licensed Software (electronically or otherwise), or any copy, adaptation, transcription, or merged portion thereof (including the RW Libraries), or the Documentation except as expressly authorized by Rogue Wave. Licensee may not modify or port the Licensed Software or RW Libraries to operate on or deploy the RW Libraries or Applications on platforms other than those for which it has paid the appropriate fees. Licensee may not, nor may Licensee permit any other person or entity to, reverse assemble, reverse compile, or otherwise translate any binary forms of the Licensed Software, except to the extent applicable laws specifically prohibit such restriction. Licensee's rights may not be transferred, leased, assigned, or sublicensed except for a transfer of the License Agreement in its entirety to (1) a successor in interest of Licensee's entire business who assumes the obligations of this License Agreement or (2) any other party who is reasonably acceptable to Rogue

Rogue Wave Stingray License Terms and Conditions (Rev. 10-June-2003)
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Wave, enters into a substitute version of this License Agreement, and pays an administrative fee intended to cover attendant costs. No service bureau work, multiple-user license, or time-sharing arrangement is permitted, except as expressly authorized by Rogue Wave. If Licensee uses, copies, or modifies the Licensed Software or RW Libraries or transfers possession of any copy, adaptation, transcription, or merged portion thereof to any other party in any way not expressly authorized by Rogue Wave, all licenses under this License Agreement are automatically terminated.

3.3 PROPRIETARY PROTECTION. Rogue Wave shall have sole and exclusive ownership of all right, title, and interest in and to the Licensed Software and all modifications and enhancements thereof (including ownership of all trade secrets and copyrights pertaining thereto), subject only to the rights and privileges expressly granted to Licensee herein by Rogue Wave. This License Agreement does not provide Licensee with title or ownership of the Licensed Software, but only a right of limited use. Licensee must keep the Licensed Software free and clear of all claims, liens, and encumbrances.

3.4 COMPLIANCE VERIFICATION. Licensee must have a commercially-reasonable process in place to track the number of developers using the Licensed Software in order to ensure that the appropriate license fees have been paid. Licensee will, upon Rogue Wave's request, certify in writing the number developers using the Licensed Software, on a per product or per module basis, as of the date of the request. In the event Licensee fails to provide such certification within thirty (30) days of Rogue Wave's request, or, if Rogue Wave reasonably believes that a certification provided by Licensee is inaccurate or that Licensee is otherwise not in compliance with the terms of this License Agreement, Licensee will permit Rogue Wave, or a mutually-approved independent representative, to enter Licensee's premises, during regular business hours, to verify Licensee's compliance with the terms of this License Agreement.

3.5 CONFIDENTIALITY OF SOURCE CODE. Licensee agrees to maintain in confidence the source code version of the Licensed Software by using at least the same physical and other security measures as Licensee uses for its own confidential technical information and documentation, but in no case less than reasonable measures. Licensee further agrees not to disclose the source code version of the Licensed Software, or any aspect thereof (including, without limitation, header files), to anyone other than employees or contractors who have a need to know or obtain access to such information in order to support Licensee's authorized use of the Licensed Software and are bound to protect such information against any other use or disclosure. These obligations shall not apply to any information generally available to the public, ascertainable based on the operation of the binary code version of Applications, independently developed or obtained without reliance on Rogue Wave's information, or approved for release by Rogue Wave without restriction.

3.6 DEVELOPMENT OF APPLICATIONS. The Licensed Software is intended for use by sophisticated developers. Licensee is responsible for selecting persons who are qualified to use the Licensed Software on Licensee's own equipment and are familiar with the Licensed Software. Licensee is also responsible for ensuring a proper environment and proper utilities for the development and execution of Applications utilizing the Licensed Software. Licensee represents that it has the requisite expertise to evaluate the suitability of the Licensed Software and that it has undertaken its own investigation of the suitability of the Licensed Software in the Applications. Licensee represents that it has relied upon its own skill and judgment in selecting the Licensed Software and developing the Applications.

3.7 RELATIONSHIP WITH END USERS. There are no third party beneficiaries to this License Agreement. Consequently, Rogue Wave provides no warranty at all to any person, other than the limited warranty provided to Licensee hereunder. Licensee will be solely responsible for the development of the Applications authorized by this License Agreement and for providing all support or services required or requested by end users of the Applications. Licensee will not make any representations or warranties to its employees, customers, end users or any other third party on Rogue Wave's behalf. Rogue Wave assumes no responsibility under this License Agreement, either directly or indirectly, for damages to Licensee or third parties resulting from the direct or indirect use of the Applications created by or on behalf of Licensee and Licensee shall defend and hold harmless Rogue Wave from any such damages. Licensee hereby agrees to indemnify and hold harmless Rogue Wave from and against any and all claims, actions, or demands arising with respect to Applications developed and/or distributed by Licensee, with the sole exception of those matters for which Rogue Wave bears responsibility under Section 6 of this License Agreement. The foregoing indemnity shall be contingent upon Rogue Wave: (1) giving written notice to the Licensee of any claim, demand, or action for which indemnity is sought; (2) fully cooperating in the defense or settlement of any such claim, demand, or action; and (3) obtaining the prior written agreement of (he Licensee to any settlement or proposal of settlement.

3.8 REMEDIES. Licensee acknowledges that, in the event of Licensee's breach of any of the foregoing provisions, Rogue Wave will not have an adequate remedy in money or damages. Rogue Wave will therefore be entitled to obtain an injunction against such breach from any court of competent jurisdiction immediately upon request without posting a bond. Rogue Wave's right to obtain injunctive relief shall not limit its right to seek further remedies.

4. MAINTENANCE AND SUPPORT OF LICENSED SOFTWARE. Rogue Wave or its authorized resellers shall provide Maintenance and Support on the Licensed Software at the level and for the period for which Licensee has paid the applicable fees. Maintenance and Support services provided by Rogue Wave are provided in accordance with Rogue Wave's Stingray maintenance and support and obsolescence policies, which are subject to change. Maintenance and Support is limited to platforms listed on Rogue Wave's current product support matrix, which is also subject to change. Licensee is responsible for ensuring that its development and deployment environment is on the current product support matrix. Off-matrix support is available from Rogue Wave for an additional fee. At the end of any maintenance and support period, Rogue Wave or its authorized reseller may send Licensee a pro forma invoice for renewal of maintenance and support. Licensee may renew maintenance and support for the period set forth in such pro forma invoice by paying the fees set forth therein. If Licensee fails to pay the fees set forth in the pro forma invoice by the end of the then current maintenance and support period, then maintenance and support shall terminate as of the end of such period.

5. LIMITED WARRANTY, DISCLAIMER AND LIMITATION OF LIABILITY.

5.1 LIMITED WARRANTY. Rogue Wave warrants to Licensee that the unaltered Licensed Software, when used as permitted under the License Agreement and in accordance with the instructions in the Documentation, will operate substantially as described in the Documentation for a period of sixty (60) days from the date of delivery (the "Software Warranty Period"). The Licensed Software is provided to Licensee as source code and is for use by sophisticated software developers, and Rogue Wave does not warrant that use of the Licensed Software will be uninterrupted or error-free, that all errors will be corrected, or that use of the Licensed Software will meet Licensee's needs. Rogue Wave will, at its own expense and as its sole obligation and Licensee's sole and exclusive remedy for any breach of this warranty, use commercially reasonable efforts to correct any reproducible error in the Licensed Software reported to Rogue Wave by Licensee in writing during the Software Warranty Period; provided, however, that no such error correction provided to Licensee will extend the original Software Warranty Period. If Rogue Wave determines that it is unable to correct the error, Rogue Wave may, upon approval by Licensee, refund to Licensee the fees paid by the Licensee for the defective Licensed Software and terminate the License Agreement and all licenses granted herein. In the event Licensee does not approve of such refund and termination of the License Agreement, Licensee will be entitled to keep the Licensed Software and use it pursuant to the licenses granted herein; provided, however, that Rogue Wave will not be obligated to provide Maintenance and Support for the Licensed Software that is impacted by the reported defect.

5.2 EXCLUSIONS. The limited warranty set forth above will not apply to defects resulting from, or because of, modifications made to the Licensed Software by anyone other than Rogue Wave, misuse, failure of media not furnished by Rogue Wave, operation with media, software or equipment not authorized by Rogue Wave in the Documentation or not meeting or not maintained in accordance with the supplier's specifications, or causes other than ordinary use. The warranty set forth above will not be enlarged, diminished or affected by, and no obligation or liability will arise from, Rogue Wave's rendering of technical advice, assistance or service in connection with Licensee's selection or use of the Licensed Software.

5.3 DISCLAIMER. EXCEPT FOR THE LIMITED WARRANTY SET FORTH IN SECTION 5.1 ABOVE, THE LICENSED SOFTWARE IS PROVIDED "AS IS," WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND. ROGUE WAVE SPECIFICALLY DISCLAIMS ALL OTHER PROMISES, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT, AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE OR COURSE OF DEALING.

Rogue Wave Stingray License Terms and  Conditions (Rev. 10-June-2003)          2
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5.4 LIMITATION OF LIABILITY. THE CUMULATIVE LIABILITY OF ROGUE WAVE TO LICENSEE
FOR ALL CLAIMS RELATING TO THE LICENSED SOFTWARE AND THIS LICENSE AGREEMENT, INCLUDING ANY CAUSE OF ACTION SOUNDING IN CONTRACT, TORT, OR STRICT LIABILITY, SHALL NOT EXCEED THE TOTOL AMOUNT OF ALL LICENSE FEES PAID TO ROGUE WAIVE HEREUNDER. THIS LIMITATION OF LIABILITY IS INTENDED TO APPLY WITHOUT REGARD TO WHETHER OTHER PROVISIONS OF THIS LICENSE AGREEMENT HAVE BEEN BREACHED OR HAVE PROVEN INEFFECTIVE. THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO THE INDEMNIFICATION PROVIDED IN SECTION 6 HEREOF. ROGUE WAVE SHALL HAVE NO LIABILITY FOR LOSS OF DATA OR DOCUMENTATION, IT BEING UNDERSTOOD THAT LICENSEE IS RESPONSIBLE FOR REASONABLE BACK-UP PRECAUTIONS. IN NO EVENT SHALL ROGUE WAVE BE LIABLE FOR ANY LOSS OF PROFITS; ANY INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES; OR ANY CLAIMS OR DEMANDS BROUGHT AGAINST LICENSEE, EVEN IF ROGUE WAVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH CLAIMS OR DEMANDS. THIS LIMITATION UPON DAMAGES AND CLAIMS IS INTENDED TO APPLY WITHOUT REGARD TO WHETHER OTHER PROVISIONS OF THIS LICENSE AGREEMENT HAVE BEEN BREACHED OR HAVE PROVEN INEFFECTIVE. LICENSEE MAY HAVE ADDITIONAL RIGHTS UNDER CERTAIN LAWS (E.G., CONSUMER LAWS) THAT DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, OR THE EXCLUSION OR LIMITATION OF CERTAIN DAMAGES. IF SUCH LAWS APPLY, CERTAIN EXCLUSIONS OR LIMITATIONS MAY NOT APPLY TO LICENSEE; HOWEVER, ALL OTHER RESTRICTIONS AND LIMITATIONS SHALL REMAIN IN EFFECT.

6. INDEMNIFICATION. If a third party claims that the Licensed Software infringes its patent, copyright, or trade secret, or any similar intellectual property right, Rogue Wave will defend Licensee against that claim at Rogue Wave's expense and pay all damages that a court finally awards, provided that Licensee promptly notifies Rogue Wave in writing of the claim, and allows Rogue Wave to control, and cooperates with Rogue Wave in, the defense or any related settlement negotiations. If such a claim is made or appears possible, Licensee agrees to permit Rogue Wave to enable Licensee to continue to use the Licensed Software, or to modify or replace it. If Rogue Wave determines that none of these alternatives is reasonably available, Licensee will agree to return the Licensed Software on Rogue Wave's written request, and Licensee will then receive a credit equal to the net book value for the Licensed Software determined in accordance with generally accepted accounting principles. However, Rogue Wave has no obligation for any claim based on Licensee's modification of the Licensed Software or its combination, operation, or use with any product, data, or apparatus not specified or provided by Rogue Wave, provided that such claim solely and necessarily is based on such combination, operation, or use, and such claim would be avoided by combination, operation, or use with products, data, or apparatus specified or provided by Rogue Wave. THIS PARAGRAPH STATES ROGUE WAVE'S ENTIRE OBLIGATION TO LICENSEE WITH RESPECT TO ANY CLAIM OF INFRINGEMENT.

7. TERMINATION.

7.1 TERM. The term of this License Agreement will begin as of the date that Licensee receives the Licensed Software and will remain in effect perpetually unless terminated under this Section 7.

7.2 TERMINATION FOR CAUSE. Rogue Wave may terminate this License Agreement if Licensee breaches its obligations hereunder. Rogue Wave will effect such termination by giving Licensee notice of termination, specifying therein the alleged breach. If the breach is curable, Licensee will have a grace period of thirty (30) days after such notice is served to cure the breach described therein. If the breach is cured within the thirty (30) day grace period, then this License Agreement will remain in effect; otherwise, this License Agreement will automatically terminate upon the conclusion of the thirty (30) day grace period.

7.3 EFFECT OF TERMINATION. Upon termination of the License Agreement for any reason the following terms shall apply: (a) all rights granted under this License Agreement will immediately terminate and Licensee must immediately stop all use of the Licensed Software; (b) Licensee must return to Rogue Wave or destroy all copies of the Licensed Software provided to or made by or on behalf of Licensee, and will, within ten (10) days after the effective date of termination, provide Rogue Wave with written certification that all such copies have been returned or destroyed; and (c) all provisions of this License Agreement with the exception of the licenses granted in Section 2 and Maintenance and Support obligations set forth in Section 4 will survive termination of this License Agreement for any reason. Termination of the License Agreement will not affect Licensee's obligation to pay all amounts accrued hereunder prior to the effective date of termination.

8. MISCELLANEOUS.

8.1 SEVERABILITY. If any term or provision of the License Agreement is found to be invalid under any applicable statute or rule of law, then, that provision notwithstanding, the License Agreement will remain in full force and effect, and in such event, such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

8.2 GOVERNING LAW/FORUM SELECTION. The License Agreement and the parties' rights and obligations hereunder shall be solely and exclusively construed, interpreted and enforced under and in accordance with the laws of the State of Colorado, United States of America, without any reference to conflicts of law principles. The parties agree that the U.N. Convention on the International Sale of Goods shall not apply to the License Agreement. Any and all disputes between the parties that cannot be amicably resolved, arising under, out of, or otherwise relating to the License Agreement, Licensed Software or any services provided by Rogue Wave to Licensee shall be brought and resolved solely and exclusively in the state or federal courts located in the State of Colorado, United States of America. Both parties hereby irrevocably consent to the jurisdiction of such courts and service of process in connection therewith. Any judgment rendered by such courts may be entered and enforced by any court having jurisdiction over the party against which an award is entered or its assets. Both parties hereby irrevocably waive any objections to the jurisdiction of such courts based on any ground, including without limitation improper venue or forum non conveniens.

8.3 NO JOINT VENTURE. Nothing contained in the License Agreement will be construed so as to make the parties partners or joint venturers or to permit either party to bind the other party to any agreement or purport to act on behalf of the other party in any respect.

8.4 WAIVER AND MODIFICATIONS. Failure by either party to enforce any rights under this License Agreement will not be construed as a waiver of such rights, and a waiver by either party of a default hereunder in one or more instances will not be construed as constituting a continuing waiver or as a waiver in other instances. No modification of this License Agreement shall be binding unless it is in writing and is signed by an authorized representative of the party against whom enforcement of the modification is sought.

8.5 IMPORT/EXPORT LAW. Licensee may not import, use or otherwise export or re-export the Licensed Software except as authorized by United States law and the laws of the jurisdiction in which the Licensed Software was obtained.

8.6 TAXES. License fees and Maintenance and Support fees are exclusive of, and Licensee will pay, all shipping charges and all taxes, duties and other charges or fees imposed by governmental authorities arising out of the License Agreement or the use of the Licensed Software by Licensee and its Licensed Developer(s). In addition, if any Licensed Software will be delivered to points outside of the United States, all export duties, import duties, tariffs, value added taxes, licenses and other similar taxes, duties and fees will be paid by Licensee.

8.7 U.S. GOVERNMENT RIGHTS. The Licensed Software is a "commercial item" as that term is defined at 48 C.F.R. 2.101, consisting of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through
227.7202-4, all U.S. Government end users acquire the Licensed Software with only those rights set forth in this License Agreement.

8.8 ENGLISH LANGUAGE. The parties hereto have expressly required that the present License Agreement be drawn up in the English language. / Les parties aux presentes, ont expressement exige que la presente Convention soient reedigees en langue anglaise.

Rogue Wave Stingray License Terms and Conditions (Rev. 10-June-2003)           3
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THE LICENSED SOFTWARE IS PROTECTED BY UNITED STATES COPYRIGHT LAW AND
INTERNATIONAL TREATY. UNAUTHORIZED REPRODUCTION OR DISTRIBUTION IS SUBJECT TO CIVIL AND CRIMINAL PENALTIES.

Copyright 1995-2003, Rogue Wave Software, Inc.. All Rights Reserved.

Protected by copyright and licenses restricting use, copying, distribution and decompilation. The Rogue Wave name and logo and the Stingray name and logo are either registered trademarks or trademarks of Rogue Wave Software, Inc. in the United States and/or other countries.

Rogue Wave Stingray License Terms and Conditions (Rev. 10-June-2003)           4